                                                                   EXHIBIT 10.25


CONFIDENTIAL TREATMENT REQUESTED
UNDER C.F.R. SECTIONS
200.80(b)(4), 200.83 and 230.406

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

THE OMMITTED MATERIAL HAS
BEEN FILED SEPARATELY WITH
THE COMMISSION


                                SUPPLY AGREEMENT

                                     BETWEEN

                        REPUBLIC ENGINEERED PRODUCTS LLC

                                       AND

                                  PRAXAIR, INC.

                                  FOR SUPPLY OF

                           OXYGEN, NITROGEN AND ARGON

                                       AT

                                  LORAIN, OHIO

                               TABLE OF CONTENTS

ARTICLE      TITLE                                                          PAGE
ARTICLE 1  - DEFINITIONS ...........................................          1
ARTICLE 2  - QUANTITY ..............................................          3
ARTICLE 3  - SPECIFICATIONS ........................................          3
ARTICLE 4  - DELIVERY PRESSURE, STORAGE UNITS, BACKUP EQUIPMENT, AND
             OXYGEN AND NITROGEN COMPRESSORS .......................          4
ARTICLE 5  - INSTALLATION ..........................................          5
ARTICLE 6  - SELLER'S SHUTDOWN .....................................          6
ARTICLE 7  - METERING EQUIPMENT ....................................          6
ARTICLE 8  - PRICING AND REPRICING .................................          7
ARTICLE 9  - TAXES AND FEES ........................................          9
ARTICLE 10 - CONTINGENCIES ........................................          10
ARTICLE 11 - HAZARDS/LIABILITY ....................................          10
ARTICLE 12 - AIR SEPARATION PLANT SITE ............................          11
ARTICLE 13 - UTILITIES ............................................          12
ARTICLE 14 - ATMOSPHERIC CONTAMINANTS .............................          15
ARTICLE 15 - ENVIRONMENTAL CONDITIONS AND PERMITS .................          15
ARTICLE 16 - FAIR LABOR STANDARDS ACT .............................          15
ARTICLE 17 - ASSIGNMENT ...........................................          15
ARTICLE 18 - APPLICABLE LAW .......................................          16
ARTICLE 19 - DURATION OF AGREEMENT ................................          16
ARTICLE 20 - WAIVER ...............................................          18
ARTICLE 21 - DISPUTE RESOLUTION ...................................          18
ARTICLE 22 - HEADINGS .............................................          18
ARTICLE 23 - NOTICES ..............................................          18
ARTICLE 24 - CONFIDENTIALITY ......................................          19
ARTICLE 25 - ENTIRE AGREEMENT .....................................          19
ARTICLE 26 - SEVERABILITY .........................................          19

THIS AGREEMENT is made and entered into as of the twentieth day of SEPTEMBER, 2002, by and between PRAXAIR, INC., a Delaware corporation with an office located at 39 Old Ridgebury Road, Danbury, Connecticut 06810-5113 (herein referred to as "Seller") and REPUBLIC ENGINEERED PRODUCTS LLC, an Delaware corporation with an office located at 3770 Embassy Parkway Akron, Ohio (hereinafter referred to as "Buyer").

                              W I T N E S S E T H :

      WHEREAS, Buyer desires to purchase its requirements of oxygen, nitrogen and argon for use at its plant at Lorain, Ohio and has requested Seller to supply such quantities of oxygen, nitrogen and argon; and

      WHEREAS, Seller has constructed, owns and operates an air separation plant on a site furnished by Buyer's predecessor, adjacent to Buyer's plant at Lorain, Ohio, from which Seller shall supply oxygen, nitrogen and argon to Buyer, and may supply Products to Seller's other customers;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, Buyer and Seller agree as follows:

ARTICLE 1 - DEFINITIONS

      As used in this Agreement:

      1.1 "Air Separation Plant" means the air separation plant referred to above that is owned and operated by Seller for the production, compression, storage, vaporization and metering of oxygen, nitrogen .and argon for sale and delivery to Buyer's Plant and to Seller's other customers, as provided in this Agreement.

      1.2 "Air Separation Plant Site" means those parcels of land that shall be leased at no cost to Seller pursuant to the Lease. The Air Separation Plant Site location and boundaries thereof are depicted in Exhibit A to the Lease.

      1.3 "Argon" means argon produced in liquid form by the Air Separation Plant or produced and imported from Seller's other off-site production facilities and delivered hereunder as specified in Article 2.

      1.4 "Buyer's Oxygen, Nitrogen and Argon Requirements" means Buyer's total requirements, in gaseous and liquid form, of oxygen, nitrogen and argon, other than that supplied in cylinders, for use at Buyer's Plant.

      1.5 "Buyer's Plant" means Buyer's plant at the location referred to above and any additions thereto.

      1.6 "Cubic Foot" used as a measure of oxygen, nitrogen and argon means that quantity of oxygen, nitrogen and argon which in gaseous form would occupy a volume of one cubic foot at 70 degrees Fahrenheit temperature and 14.696 pounds per square inch absolute pressure, also referred to as "Standard Cubic Foot" or "SCF".

      1.7 "Gaseous Oxygen" means oxygen delivered hereunder up to the maximum instantaneous demand rates specified in Article 2.1(a).

      1.8 "Gaseous Nitrogen" means nitrogen delivered hereunder up to the maximum instantaneous demand rate specified in Article 2.1(a) and at the minimum pressure specified in Article 4.1.

      1.9 "High Pressure Nitrogen" means nitrogen delivered hereunder up to the maximum instantaneous demand rate specified in Article 2.1(a), and at the minimum pressure specified in Article 4.1.

      1.10 "High Pressure Nitrogen Distributing System" means the system of trunk and service pipelines existing now that were constructed by Seller, are owned by Seller, and shall be inspected, maintained, and repaired by Buyer, and that will be used to transport High Pressure Nitrogen to the High Pressure Receivers located on Buyer's property, and from said receivers to the various use points at Buyer's Plant.

      1.11 "High Pressure Receivers" means the six (6) nitrogen receivers having a working pressure of 600 pounds per square inch and a storage capacity of two thousand five hundred cubic feet of water volume each, installed, owned and maintained by Seller.

      1.12 "Lease" means that certain lease agreement dated September 20, 2002 between Buyer as lessor and Seller as lessee, as the same may be amended from time to time in accordance with the provisions thereof.

      1.13 "Month" means that period of time beginning at twelve o'clock midnight on the first Day of any calendar month and extending to twelve o'clock midnight on the first Day of the following calendar month.

      1.14 "Oxygen, Nitrogen and Argon Distributing System" means the system of trunk and service pipelines existing now that are owned and maintained by Buyer, and will be used to transport oxygen, nitrogen and argon from the Oxygen, Nitrogen and Argon Delivery Point(s) to the various use points at Buyer's Plant.

      1.15 "Oxygen, Nitrogen, High Pressure Nitrogen and Argon Delivery Point(s)" means the point(s) on the boundary of the Leased Land (as that term is defined in the Lease) as shown on Exhibit A to the Lease (Drawing 9175-9-6) dated February 25, 1969, and last revised on June 19, 1996, attached hereto and made a part hereof, where the Air Separation Plant is connected to the Oxygen, Nitrogen and Argon Distributing System and the High Pressure Nitrogen Distributing System. Title and risk of loss of oxygen, nitrogen and argon delivered hereunder will pass to Buyer at these point(s).

      1.16 "PSIG" means pounds per square inch gauge.

      1.17 "SCFH" means an instantaneous rate of flow which would be equivalent to one (1) SCF if continued at a fixed rate for a one (1) hour period.

      1.18 "Supplemental Oxygen" means all oxygen delivered hereunder other than Gaseous Oxygen.

      1.19 "Supplemental Nitrogen" means all nitrogen delivered hereunder other than Gaseous Nitrogen or High Pressure Nitrogen.

ARTICLE 2 - QUANTITY

      2.1(a) Seller shall sell and deliver into the Oxygen, Nitrogen and Argon Distributing System and the High Pressure Nitrogen Distributing System and Buyer shall purchase and receive from Seller, Buyer's Oxygen, Nitrogen and Argon Requirements. Gaseous Oxygen deliveries shall be made to the Oxygen Delivery Point at a maximum instantaneous delivery rate of five hundred forty thousand (540,000) SCFH at ambient temperatures of less than eighty-five (85) degrees Fahrenheit under Oxygen Pricing Option A in Article 8.1, and one million (1,000,000) SCFH at ambient temperatures of less than eighty-five (85) degrees Fahrenheit under Oxygen Pricing Option B in Article 8.1. Gaseous Nitrogen deliveries shall be made to the Nitrogen Delivery Point at a maximum instantaneous rate of three hundred thousand (300,000) SCFH. High Pressure Nitrogen deliveries shall be made to the High Pressure Nitrogen Delivery Point at a maximum instantaneous rate of one hundred eighty thousand (180,000) SCFH. Argon deliveries shall be made to the Argon Delivery Point at a maximum instantaneous rate of thirty-five thousand (35,000) SCFH.

      2.1(c) Buyer and Seller agree to meet from time to time to review the maximum instantaneous delivery rates and specifications for purposes of determining Buyer's Oxygen, Nitrogen and Argon Requirements hereunder, and agree to negotiate in good faith the charges pertaining to any additional production facilities and/or storage vessels as such may be required, as part of this Agreement.

      2.1(d) For the purpose of this Agreement, negotiate in good faith shall embody the principles of good faith as discussed in the Uniform Commercial Code. Furthermore, negotiate in good faith includes the intent of Buyer and Seller to exert their best efforts to do business with each other.

ARTICLE 3 - SPECIFICATIONS

      3.1 Products delivered hereunder shall conform to the following specifications:

      Oxygen shall be at least 99.40% pure by volume.

      Nitrogen shall be at least 99.999% by volume pure (dry basis) including equivalent inerts and shall have a dew point of minus 90 degrees Fahrenheit or below at 14.696 pounds per square inch absolute pressure.

      Argon shall be at least 99.95% pure by volume.

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

      Any oxygen, nitrogen or argon which does not conform to the foregoing specifications may be rejected by Buyer by providing Seller with verbal notice within eight (8) hours and subsequent written confirmation within five (5) days of delivery thereof, no charge shall be made for oxygen, nitrogen or argon so rejected and, Seller shall immediately, or as soon as reasonably practicable and using best efforts, replace such rejected oxygen, nitrogen or argon with conforming oxygen, nitrogen or argon at the same price as that oxygen, nitrogen or argon that was so rejected by Buyer. Since Buyer may obtain devices which have the capability of testing the purity of oxygen, nitrogen or argon delivered hereunder and may reject at no cost oxygen, nitrogen or argon which does not meet the foregoing specifications, no claim of any kind with respect to the purity of oxygen, nitrogen or argon delivered hereunder, whether or not based on negligence, warranty, strict liability, or any other theory of law, shall be greater than the purchase price of the amount of oxygen, nitrogen or argon calculated on a pro rata basis in respect to which such claim is made.

      THERE ARE NO EXPRESS WARRANTIES BY SELLER OTHER THAN THOSE SPECIFIED IN THIS ARTICLE 3.1. NO WARRANTIES BY SELLER (OTHER THAN WARRANTY OF TITLE AS PROVIDED IN THE UNIFORM COMMERCIAL CODE) SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 4 - DELIVERY PRESSURE, STORAGE UNITS, BACKUP EQUIPMENT, AND OXYGEN AND NITROGEN COMPRESSORS

      4.1 Oxygen, nitrogen and argon shall be delivered into the respective Distributing Systems at pressures equal to or greater than those specified below.

Oxygen                                       [****] PSIG

Nitrogen
(other than High Pressure Nitrogen)          [****] PSIG

High Pressure Nitrogen                       [****] PSIG

Argon                                        [****] PSIG

            Pressure relief valves shall actuate on the oxygen and argon pipelines in the Air Separation Plant at 275 PSIG, on the nitrogen pipeline in the Air Separation Plant (other than the High Pressure Nitrogen pipeline) at 235 PSIG, and on the High Pressure Nitrogen pipeline in the Air Separation Plant at 500 PSIG. Buyer shall be responsible for installing appropriate relief devices on the Oxygen, Nitrogen and Argon Distributing System, and shall be responsible for maintaining the relief device(s) on the High Pressure Nitrogen Distributing System.

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

      4.2 The Air Separation Plant shall include 48,500,000 SCF of liquid oxygen storage capacity, 32,500,000 SCF of liquid nitrogen storage capacity, and 10,200,000 SCF of liquid argon storage capacity, and shall contain equipment capable of vaporizing 1,600,000 SCFH of oxygen, 480,000 SCFH of nitrogen at 160 PSIG and 50,000 SCFH of argon.

      4.3 Seller shall, under normal plant operations, maintain a minimum liquid nitrogen inventory of eight million five hundred thousand (8,500,000) SCF and a minimum liquid oxygen inventory of twenty five million (25,000,000) SCF, unless Buyer and Seller mutually agree to reduce the minimum quantities, such mutual agreement not to be unreasonably withheld.

      4.4 The Air Separation Plant shall include oxygen gas storage units whose total gas capacity is 800,000 SCF at a pressure equal to or greater than 220 PSIG.

      4.5 The Air Separation Plant shall include two oxygen booster compressors each having the capacity to compress and deliver into the oxygen gas storage units, five hundred thousand (500,000) SCFH, at a pressure of up to 450 PSIG.

      4.6 The Air Separation Plant shall include two nitrogen booster compressors, one having a capacity to compress and deliver Gaseous Nitrogen into the Nitrogen Distributing System at a pressure of not less than 160 PSIG, and one having the capacity to compress and deliver High Pressure Nitrogen into the High Pressure Nitrogen Distributing System at a pressure of not less than 200 PSIG and up to 450 PSIG.

      4.7 The Air Separation Plant shall include facilities for the production, storage and export, by motor carrier, railroad or pipeline, of gaseous or liquid oxygen, nitrogen and argon in addition to those facilities that are used to provide and store gaseous or liquid oxygen, nitrogen and argon that Seller is obligated to deliver hereunder. Seller shall have the right, subject to its obligations hereunder and subject to any further requirements of Buyer, to remove and use or sell to others gaseous or liquid oxygen, nitrogen and argon produced by the Air Separation Plant.

ARTICLE 5 - INSTALLATION

      5.1 Seller, at its expense, shall own, operate, maintain and repair, if necessary, the Air Separation Plant on the Air Separation Plant Site. The Air Separation Plant shall remain the property of Seller at all times.

      5.2 Buyer, at its expense, shall own, operate, repair and maintain the Oxygen, Nitrogen and Argon Distributing System. The Oxygen, Nitrogen and Argon Distributing System shall remain the property of Buyer at all times. Buyer, at its expense, shall operate, inspect, maintain and repair the High Pressure Nitrogen Distributing System. The High Pressure Nitrogen Distributing System shall remain the property of Seller at all times. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall defend, indemnify and hold harmless Seller from and against all losses, damages, demands, claims, suits and other liabilities including reasonable attorneys' fees and other expenses of litigation) because of bodily injury, including death at any time resulting therefrom, and damages to property which occur as a result of or resulting

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


from Buyer's operation, inspection, maintenance or repair of the High Pressure Nitrogen Distributing System, except to the extent such losses, damages, demands, claims, suits or liabilities (including reasonable attorneys' fees) are caused by the negligence of Seller.

      5.3 If during the first [****] years of this Agreement, it shall become necessary to replace the Air Separation Plant, the parties shall negotiate in good faith to effect such replacement.

ARTICLE 6 - SELLER'S SHUTDOWN

      6.1 Seller shall have the right from time to time to shut down or partially shut down the production facilities of the Air Separation Plant for such periods of time as may be reasonably necessary for Seller to make ordinary repairs for maintenance and/or thawing necessary and consistent with proper operation. For the first forty-eight (48) hours of any such shutdown or partial shutdown period, subject to the inventory limitation provisions contained in
Article 4.3, Seller shall deliver from storage as Gaseous Oxygen, Gaseous Nitrogen and Argon, Buyer's Oxygen, Nitrogen, and Argon Requirements up to delivery rates equal to Buyer's average Gaseous Oxygen, Gaseous Nitrogen and Argon use for the prior thirty (30) Day period or in the case of oxygen for the period Buyer was purchasing oxygen under the pricing option at the time of the shutdown or partial shutdown if said period is less than thirty (30) days. All other product delivered during the first forty-eight (48) hours of a shutdown or partial shutdown period shall be Supplemental Oxygen, Supplemental Nitrogen or Argon. During a shutdown or partial shutdown, any oxygen or nitrogen delivered from liquid oxygen or liquid nitrogen inventory or any Argon delivered following the first forty-eight (48) hours of such shutdown or partial shutdown shall be Supplemental Oxygen, Supplemental Nitrogen or Argon.

ARTICLE 7 - METERING EQUIPMENT

      7.1 Seller has installed and shall maintain or shall cause to be maintained, metering equipment to measure the quantities of oxygen, nitrogen and argon delivered to Buyer hereunder. Such equipment shall remain the property of Seller at all times.

      7.2 Seller, at its expense, shall test and calibrate the metering equipment at least once annually, and Buyer may have its representatives present during such tests. Readings shall be corrected to SCF measured at 70 degrees Fahrenheit and 14.696 pounds per square inch absolute pressure. At any time requested by Buyer, Seller shall test the metering equipment in the presence of Buyer's representatives, and if the metering equipment is found on such test to be accurate by an independent third party, Buyer shall pay Seller the cost and expense of such test, but if found on such test to be inaccurate by an independent third party, then the cost and expense of such test and of correcting the inaccuracy in the metering equipment shall be borne by Seller. If on any test the metering equipment is found to be inaccurate, a correcting invoice shall be rendered to cover the actual amount of oxygen, nitrogen and argon delivered to Buyer through the metering equipment for the thirty (30) Day period prior to the date on which such test was made or the period from the date such metering equipment was last

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

tested and considered accurate, whichever period is shorter. If on any test of the metering equipment, its inaccuracy is not over [****] percent ([****]%), either fast or slow at full scale, the metering equipment shall be considered accurate.

ARTICLE 8 - PRICING AND REPRICING

      8.1 As promptly as possible after the end of each Month, Seller shall invoice Buyer and Buyer shall pay Seller in accordance with the prices set forth below for any Gaseous and Supplemental Oxygen and Nitrogen, as well as Argon as adjusted under Articles 8.3, plus the amount of any sales, use or excise taxes now or hereafter imposed by reason of such sale or delivery, if any.

      8.1(a) Oxygen and Nitrogen Base Pricing

      Buyer may select Oxygen Supply Option A or B below by providing Seller with thirty (30) days prior written notice. Upon selecting Oxygen Supply Option B, Buyer shall pay Seller, when billed, a [****] dollar ($[****]) startup fee per start-up request and purchase oxygen under the selected Option for a minimum of thirty 30 days. If no Oxygen Supply Option is selected, then Buyer shall be presumed to have selected Option A.

      Buyer shall pay the Monthly Facility Fee for both oxygen and nitrogen associated with the Oxygen Supply Option Buyer has selected whether or not any oxygen or nitrogen is actually taken. If Buyer purchases oxygen under Option A and Argon in excess of [****] SCF per Month, then Buyer shall reimburse Seller for Seller's transportation cost for any Argon imported by Seller for Buyer's use.

Option A: Single Plant Operation

      Monthly Facility Fee for oxygen:                                            $[****]
      Included in the Monthly Facility Fee is [****] SCFH of oxygen.

      Monthly Facility Fee for nitrogen:                                          $[****] per Month.
      Included in the Monthly Facility Fee is [****] SCFH of nitrogen.

      Gaseous Oxygen Price:                                                       $[****] SCF
      For all oxygen above [****] SCFH and less than or equal to [****] SCF.

      Supplemental Oxygen (>[****] SCFH):                                         $[****] SCF
      Supplemental Nitrogen (>[****] SCFH):                                       $[****] SCF

Option B: Two Plant Operation

      Monthly Facility Fee for oxygen:                                            $[****]
      Included in the Monthly Facility Fee is [****] SCFH of oxygen.

      Monthly Facility Fee for nitrogen:                                          $[****] per Month.
      Included in the Monthly Facility Fee is [****] SCFH of nitrogen.

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


Gaseous Oxygen Price:                                                           $[****] SCF
For all Oxygen above [****] SCFH and less than or equal to [****] SCFH.

Supplemental Oxygen (>[****] SCFH):                                             $[****] SCF
Supplemental Nitrogen (>[****] SCFH):                                           $[****] SCF

8.1(b) High Pressure Nitrogen Monthly Facility Fee:                             $ [****]
Included in the High Pressure Nitrogen Facility Fee is [****] SCFH of nitrogen.

Supplemental Nitrogen (>[****] SCF):                                            $[****] SCF

8.1(c) Argon:                                                                   $[****] SCF

      Except as otherwise expressly provided herein, all Monthly Facility Fees apply whether or not any product is actually taken.

      8.2(a) Terms of payment shall be net thirty (30) days following date of invoice. If Buyer fails to make timely payment in accordance with the terms of this Agreement, Seller reserves the right, among other remedies, to (a) refuse to supply oxygen, nitrogen or argon except for receipt of payment in full of all outstanding charges, and/or (b) assess to and collect from Buyer a late charge on any delinquent balance equal to the lesser of [****] percent ([****]%) per annum or the maximum charge permitted by law; and/or (c) terminate this Agreement if Buyer fails to make timely payment in accordance with the terms of this Agreement and such failure continues for a period of thirty (30) days following receipt of notice of such failure from Seller.

      8.2(b) If any time during the term of this Agreement, Seller overcharges Buyer due to a miscalculation or any other reason and Buyer pays such overcharge to Seller, or if Buyer pays to Seller a disputed amount and it is determined that Seller was not entitled to such amount, Seller shall pay to Buyer the overcharged or erroneous amount paid by Buyer in addition to interest on such amount at the then current Prime Rate. Prime Rate shall mean the rate of interest charged from time to time by the Chase Bank at its principal office in New York City on short-term loans to large businesses with the highest credit standing.

      8.2(c) If Buyer or Seller shall in good faith dispute the amount of any amount due and payable by it under this Agreement. Buyer or Seller, as the case may be, shall pay the undisputed portion.

      8.2(d) Seller agrees to open negotiations on the Gaseous Nitrogen quantity and Monthly Facility Fee if Buyer begins its pulverized coal operations.

      8.3 Repricing

The prices set forth in Article 8.1 shall be adjusted during the term of this agreement every February, based upon [****].

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


      8.4 Pricing for Buyer Supplied Utilities

      Seller has reduced the monthly Oxygen Facility Fee in option A from $[****]/month to $[****] which results $[****]/month Facility Fee reduction. The monthly Oxygen Facility Fee in option B is reduced from $[****] to $[****] which results in a $[****]/month reduction. In return Buyer will supply the water, service water, natural gas and steam as specified in Article 13 at [****] to Seller. Seller will issue Buyer a credit for electric energy supplied by Buyer and used by Seller, as specified in Article 13. The credit will be based on the following formula:

[****]

      8.5 The parties to this Agreement acknowledge the potential value of Electronic Data Invoicing ("EDI") and therefore agree that if either party desires to implement EDI, then Buyer and Seller shall, following a request for EDI implementation, enter into good faith negotiations to amend this Agreement to provide for EDI billing.

ARTICLE 9 - TAXES AND FEES

      9.1 Seller shall pay all contributions, taxes and premiums payable under Federal, State and local laws measured upon the payroll of employees engaged in the performance of work by Seller under this Agreement, and all excise, transportation, privilege, occupational, net income, gross income, gross receipts and other taxes applicable to Seller's receipts under this Agreement, and shall hold Buyer harmless from liability for such contributions, premiums and taxes; provided, however, Buyer shall pay any Ohio sales or use tax imposed by reason of the sale or delivery of oxygen, nitrogen or argon hereunder. Buyer has the authority to pay applicable tax directly to the Ohio Department of revenue under Direct Pay Permit Number 98-002450.

      9.2 If at any time during the term of this Agreement any tax, other than a general franchise tax imposed on corporations on account of their right to do business within the state as a foreign corporation and other than a tax covered by Article 8.1 and Article 9.1, is newly imposed on Seller by any governmental authority which directly increases Seller's costs incurred in the production, sale or delivery of any products to Buyer hereunder, or if, due to a rate change or other action of the governmental authority, there is an increase in any such tax presently existing, then Buyer shall reimburse Seller therefor to the extent that its costs for production, sale or delivery hereunder are directly increased thereby. Likewise, if any such tax shall be eliminated or if there shall be a decrease in the rate of such tax, Seller shall credit Buyer in the amount of the reduction in tax which is thus realized by Seller.

      9.3 If at any time during the term of this Agreement Seller's fees or other costs for any required permits, right of ways, easements, licenses and other like consents are increased or decreased such that Seller's cost incurred in performing hereunder is directly increased or decreased, then Seller shall invoice or credit Buyer, as the case may be, one half the amount of such increase or decrease.

      9.4 If at any time during the term of this Agreement the total amount of real estate property taxes, fees and assessments on the Air Separation Plant Site (other than for improvements thereon) is increased or decreased from the total amount paid by Seller in 1991, Seller shall invoice or credit Buyer, as the case may be, with the amount of such increase or decrease. Buyer shall not bear any increase or receive any decrease in taxes based on that portion of the Air Separation Plant Site that is not used by Seller to produce oxygen, nitrogen or argon for delivery to Buyer.

ARTICLE 10 - CONTINGENCIES

      10.1 Neither party hereto shall be liable to the other for default or delay in the performance of any of its obligations hereunder (except any obligation to make payments which accrued prior to the contingency when due) due to Act of God, accident, fire, flood, storm, riot, war, sabotage, explosion, strike, concerted acts of workers or other industrial disturbances, national defense requirement, governmental law, ordinance, rule or regulation, whether valid or invalid, extraordinary failure of equipment or apparatus, inability to obtain electricity or other type of energy, raw material, labor, equipment or transportation or any similar or different contingency beyond its reasonable control which would make performance commercially impracticable whether or not the contingency is of the same class as those enumerated above, it being expressly agreed that such enumeration shall be non-exclusive, provided, however, that neither business downturn nor economic conditions shall qualify as a contingency within the meaning of this Article 10.

      10.2 If, for any period, a contingency covered by Article 10.1 reduces or fully interrupts the delivery of oxygen, nitrogen and/or argon from the production facilities of the Air Separation Plant, Buyer and Seller shall have no commitment under Article 2.1, and the prices set forth in Article 8.1 shall be inapplicable to the extent of the reduction or interruption. In that event, Seller shall use, reasonable efforts to deliver in accordance with Buyer's demand any oxygen, nitrogen and argon which Seller has reasonably available for Buyer from the Air Separation Plant and other locations, and Seller shall give prompt notice within 12 hours to Buyer of the reduction or interruption. Buyer shall accept and pay for any oxygen, nitrogen and argon so delivered before said notice is given. Upon receiving said notice, Buyer shall advise Seller to discontinue said deliveries or request that they be continued. Seller shall continue said deliveries, if so requested, for as long as Seller, in its sole discretion, deems that its own needs and contract commitments to others shall permit. Buyer shall pay for any oxygen, nitrogen and argon delivered from other locations pursuant to this Article 10.2 at the price for Supplemental Oxygen, Supplemental Nitrogen and Argon plus any additional costs related to special purchase, freight or handling.

ARTICLE 11 - HAZARDS/LIABILITY

      11.1 Buyer acknowledges that there are hazards associated with the use of oxygen, nitrogen and argon. Buyer agrees that its personnel concerned with oxygen, nitrogen and argon have been made aware of the hazards and assumes all responsibility for the warning of its employees and independent contractors of all known hazards to persons and property in any way connected with oxygen, nitrogen and argon. Buyer shall be responsible for complying with all relevant reporting obligations under the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11049 [EPCRA, also commonly known as Title III of the Superfund Amendments and Reauthorization of 1986 (SARA Title III)] resulting from the presence at Buyer's Plant of oxygen, nitrogen and argon supplied under this Agreement. Buyer also assumes all responsibility for the suitability and the results of using oxygen, nitrogen and argon alone or in combination with other articles or substances and in any manufacturing, medical, or other process or procedures. Neither Buyer nor Seller shall be liable under this Agreement for any incidental, consequential, indirect, or special damages. Seller shall provide documents to Buyer containing Seller's safety and health information pertaining to oxygen, nitrogen and argon delivered hereunder, including Seller's Material Safety Data Sheet(s) and Buyer shall incorporate such information into Buyer's safety program.

      11.2 Each party hereby agrees to indemnify the other and hold the other harmless from any actions, lawsuits, demands, claims, losses, expenses, costs, including but not limited to legal fees, and damages, arising from the injury, illness or death of their respective employees while engaged in any activities connected with this Agreement, whether or not such injury, illness or death is claimed to have been caused by or resulted from, or was in any way connected with the negligence of the party to be indemnified. Neither party will be liable to the other party for any loss of or damage to the other's property which may occur because of the performance of this Agreement regardless of which party may be negligent.

      11.3 Each party hereby waives any right of subrogation that such party, any insurer of such party, or any other third party making a claim through such party may have arising from this Agreement.

ARTICLE 12 - AIR SEPARATION PLANT SITE

      12.1 Buyer has furnished a mutually acceptable Air Separation Plant Site to Seller, cleared, graded and free from any known toxic or hazardous materials and underground or overhead obstructions, and to the best of Buyer's knowledge having a load-bearing capacity of 2,500 pounds per square foot three feet below grade, with provisions for drainage of surface and rain water, without any charge to Seller.

      12.2 Buyer grants to Seller the unlimited right of access to the Air Separation Plant Site for the term of this Agreement subject to Seller's obligation not to in any manner interfere with Buyer's Plant operations. If Buyer quits Buyer's Plant location, Buyer shall grant Seller the option to purchase the Air Separation Plant Site at the fair market value.

      12.3 Buyer shall use reasonable efforts to prevent persons other than Seller's representatives or Buyer's employees authorized by Seller from entering the Air Separation Plant Site or altering, repairing or adjusting the Air Separation Plant. Buyer

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shall prohibit smoking and use of open flames by its employees within the area of the Air Separation Plant Site.

      12.4 Buyer shall hold Seller harmless from and against liens and claims against the Air Separation Plant due solely to its location on Buyer's premises. Seller shall hold Buyer harmless from and against liens and claims due to failure of Seller or its contractors to pay amounts owed to contractors and subcontractors.

      12.5 If at any time during the term of this Agreement, Seller has need for an Air Separation Plant Site larger than that originally provided under Article 12.1, and/or Seller wishes to extend its use of the Air Separation Plant Site, Seller shall provide Buyer with written notice of such need. Buyer and Seller shall then enter into good faith negotiations for Seller's increased needs for site and utilities.

      12.6 Buyer shall notify Seller of any known hazards and safety procedures at Buyer's Plant. In addition, Buyer shall notify Seller in advance of any anticipated construction, renovation, or change in operations in the area of the Air Separation Plant Site so that any hazards associated with same can be minimized.

ARTICLE 13 - UTILITIES

      13.1(a) Buyer shall provide to Seller at the battery limits of the Air Separation Plant the utilities specified below for Seller's use in operating the Air Separation Plant up to the maximum quantities, at the delivery pressures, temperatures and flow rates set forth below. Seller will issue a utility credit to Buyer per Article 8.4.

                            UTILITY                            MAXIMUM QUANTITY
                            -------                            ----------------
Process Steam @100 psig and 530 degree F to 550 degree F        [****] lbs/hr

Service Water @ 45 to 55 psig                                   [****] gal/min

Natural Gas @ 80-100 psig                                       [****] cfh

Potable Water @ 30 psig                                         [****] gal/min

(Subject to public water supply pressure)

The ranges (temperatures, flow rates and pressures) within which Buyer shall provide the utilities under this Article 13.1(a) are average ranges and such ranges may vary [****]% from the average during normal operations.

      13.1(b) To the extent Seller's ability to supply oxygen, nitrogen and argon hereunder is affected by the lack of availability of utilities to be supplied by Buyer as provided in this Article or by a variance from the average range of pressures, temperatures and flow rates specified in Article 13.1(a), Seller shall have no obligation to Buyer hereunder.

      13.2(a) In addition to the utilities specified in Article 13.1(a), Buyer shall provide to Seller all electric energy for Seller's use in operating the Air Separation Plant.

      13.3(a) Buyer shall furnish Seller's requirements (up to 34,000 kVA) of 3-phase, 60-cycle, 13,800 Volt electric energy needed to operate the Air Separation Plant.

      13.3(b) Seller shall limit its short circuit kVA contribution to 100,000 kVA at Seller's 13.8 kV switchgear bus. Seller's 13.8 kV switchgear shall have a minimum of 750,000 kVA interrupting capacity.

      13.3(c) Operating Conditions

            (i) Seller shall operate the Air Separation Plant to maintain an overall connected load power factor greater than 95%.

            (ii) Seller shall obtain approval from Buyer before connecting any new medium voltage motors, 2,400 volts and above.

            (iii) Seller shall limit motor size to 10,000 horsepower.

            (iv) Seller shall obtain permission from Buyer to start 10,000 horsepower motors, such permission shall not be unreasonably withheld. During starting of a 10,000 horsepower motor, no other motor size 1,500 horsepower or greater may be started.

            (v) Seller shall obtain approval from Buyer before connecting significant additional MVA load, such approval shall not be unreasonably withheld.

            (vi) If Buyer experiences difficulty maintaining voltage at Vine Street Substation, Seller shall be asked to obtain approval from Buyer before starting any motor size 1500 horsepower or greater.

      13.3(d) Load Shedding

      Seller shall comply with emergency notifications to immediately partially or completely shut down the Air Separation Plant as directed by Buyer should one of the two Vine Street Substation Transformers trip off line, or should the Vine Street Substation Bus Voltage drop below 13.5 KV, due to a low utility voltage condition, or should Buyer's electric energy supplier require an emergency interruption of electricity. Compliance by Seller with any such emergency notification shall be deemed to be a contingency under Article 10.

      13.3(e) Economic Load Shedding

      Buyer obtains a large part of its electric energy service under an interruptible tariff. In a two plant operation of the Air Separation Plant (, Seller will make one plant available for shutdown for economic reasons relating to the application of the provisions of said interruptible tariff at the direction of Buyer subject to the following limitations:

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      (i) maximum [****] economic shutdowns per Month

      (ii) maximum [****] hours per economic shutdown

      (iii) maximum [****] economic shutdowns per calendar year

      (iv) minimum of [****] hour notification prior to required economic shutdown.

Buyer shall pay Seller $[****] per hour for the duration of each economic shutdown. The provisions of this Article 13.3(e) shall not apply to a single plant operation of the Air Separation Plant (Article 8.), and, subject to the provisions of Article 13.3(h), any shutdown under this Article 13(e) shall not be deemed to be a contingency under Article 10.1 for purposes of Article 10.3.

      13.3(f) Buyer shall meter all 13.8 kV electric energy furnished to Seller at the Vine Street Substation.

      13.3(g) In the event of a temporary failure of Buyer's primary source of power, Buyer shall supply Seller's requirements (up to 100 kVA) of 3-phase, 60-cycle, 460-Volt electric power from an existing alternate source on an emergency basis. Seller shall not use this temporary power in an emergency.

      13.3(h) lf Seller is required to shut down one or both of its plants comprising the Air Separation Plant in accordance with provisions of Article 13.3(d), or one of its plants in accordance with provisions of Article 13.3(e), any oxygen or nitrogen delivered to Buyer during any such shutdown in excess of the remaining available production capacity of the Air Separation Plant shall be deemed to be Supplemental Oxygen or Supplemental Nitrogen.

      13.4(a) Without limiting the generality of this Article, Buyer reserves the right, upon verbal notice to Seller, to shut down the 13.8 kV power, the 460-Volt emergency power, any other utility or service provided by Buyer or all or some of them at any time or times of Buyer's choosing; in doing so, Buyer shall endeavor to inconvenience Seller as little as possible.

      13.4(b) Without limiting the generality of Subsection (a) of this Article, Buyer reserves the right in an emergency, if possible upon verbal notice to Seller, to shut down the 13.8 kV power, the 460-Volt emergency power energy, any other utility or service provided by Buyer to Seller or all or some of them power at anytime or times of Buyer's choosing.

      13.4(c) Upon Buyer's shutting down a utility or service pursuant to this Article, Seller shall be relieved of its obligation to supply oxygen, nitrogen and argon, under the terms of this Agreement to the extent that the loss of any such utility or service shall prevent Seller from making delivery or shall cause Seller to incur costs above those costs incurred when said utility or service was provided.

ARTICLE 14 - ATMOSPHERIC CONTAMINANTS

      14.1 If for any reason, inlet air contaminants or other environmental factors caused by Buyer create conditions which, in the demonstrated opinion of Seller, or, if the parties can not agree, in the demonstrated opinion of a mutually acceptable third party, affect safe or reliable operation of the Air Separation Plant, or impose or result in additional maintenance, repair, operational or replacement requirements for the Air Separation Plant, then Buyer, upon receipt of written notice from Seller of the existence of such factors, shall proceed in good faith either to (a) correct such condition by removal or modification of contaminant source or (b) reimburse Seller for the costs of additions or modifications to the Air Separation Plant or its components reasonably necessary to alleviate such conditions for safe or reliable operation or (c) reimburse Seller for increased Air Separation Plant operational, maintenance, repair or replacement costs attributable to such factors.

ARTICLE 15 - ENVIRONMENTAL CONDITIONS AND PERMITS

      15.1 Buyer warrants for the purpose of this Agreement and no other purpose that there are no known toxic or hazardous materials or substances on, in or under Seller's Air Separation Plant Site which would prevent or materially increase the cost of the construction or operation of the Air Separation Plant or which would cause injury or death to Seller's employees or any other persons on or at the Air Separation Plant Site or which would cause damage or injury to any adjoining property. Buyer shall indemnify and hold Seller harmless from and against any and all claims, liabilities, costs (including reasonable attorneys' fees), damages, penalties and fines resulting from any breach of the foregoing statement or from any known toxic or hazardous materials now or hereafter in, on or under the Air Separation Plant Site which did not occur or result directly from Seller's performance pursuant to this Agreement.

      15.2 Buyer shall assist Seller in procuring all necessary permits relating to the installation, operation, and maintenance of the Air Separation Plant and the delivery of oxygen, nitrogen, and argon to Buyer's Plant and products produced by the Air Separation Plant to Seller's other customers. Seller shall pay the fees for such permits, but if, subsequent to the execution of this Agreement, any new local, state or federal law, rule or regulation requires modification to the Air Separation Plant or Air Separation Plant operations, or any additional permits, licenses or rights are required, such cost shall be borne equally by Buyer and Seller.

ARTICLE 16 - FAIR LABOR STANDARDS ACT

      16.1 Seller represents that products delivered to Buyer hereunder shall be produced in compliance with the Fair Labor Standards Act of 1938, as amended.

ARTICLE 17 - ASSIGNMENT

      17.1 Any assignment of this Agreement by either party without the prior written consent of the other party, which consent will not be unreasonably delayed or withheld, will be void; provided, however, that Seller will have the right without Buyers consent to

                                       15
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assign this Agreement to any affiliate of Seller, or any party obtaining all or substantially all of the business assets of Seller; and provided further that Buyer will have the right to assign this Agreement to an affiliate of Buyer upon Buyer's demonstration, to the satisfaction of Seller, that such affiliate has, and will likely maintain during the term of the Agreement, the financial resources and operational capability to perform its obligations under this Agreement. If Buyer sells or otherwise transfers or conveys all or substantially all of the assets relating to the operations at Buyer's Location(s) during the first four (4) years after First Delivery, Buyer will, as a condition precedent to the closing of such sale, transfer or conveyance, require the purchaser or transferee to assume all of the rights and obligations of Buyer under this Agreement. This Agreement will inure to the benefit of, and be binding upon, the respective heirs, representatives, successors, including any by way of merger or consolidation, and permitted assigns of the parties.

ARTICLE 18 - APPLICABLE LAW

      18.1 This Agreement will be governed by the laws of the State of Ohio, excluding Ohio conflict laws provisions.

      18.2 Each party irrevocably agrees that any legal action or proceeding seeking the enforcement of interpretation of this Agreement shall be brought in the courts of the state of Ohio in Cuyahoga County or Lorain County, Ohio, or of the United States of America located in or for Cleveland Ohio. By its execution of this Agreement, each party hereby irrevocably submits itself to the jurisdiction of any such courts, and waives any objection it may now or hereafter have to the placing of venue in any such courts and any right to remove any such action or proceeding to another court.

ARTICLE 19 - DURATION OF AGREEMENT

      19.1 This Agreement shall be in effect from the date hereof until [****] and shall continue in effect, thereafter unless terminated by either party upon giving not less than twenty-four (24) Months prior written notice of such termination to the other party.

      19.2 If Buyer permanently shuts down Buyer's steelmaking operations at Buyer's Plant during any period set forth in the table below, Buyer may terminate this Agreement by providing Seller not less than [****] prior written notice of such termination and by paying Seller a Termination Fee, as liquidated damages and not as a penalty, equal to the Termination Fee set forth in the table below applicable to the period in which such termination becomes effective, payable on or before the effective date of termination set forth in such notice of termination.

Period In Which Termination Becomes Effective                 Termination Fee
[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

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
[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

[****]                                                            [****]

      19.3 If Buyer wishes to terminate this Agreement for any reason other than as provided in Article 19.2 during any period set forth in the table below, Buyer may terminate this Agreement by providing Seller not less than one hundred eighty (180) days prior written notice of such termination and by paying Seller a Termination Fee, as liquidated damages and not as a penalty, equal to the Termination Fee set forth in the table below applicable to the period in which such termination becomes effective, payable on or before the effective date of termination set forth in such notice of termination.

Period In Which Termination Becomes Effective                  Termination Fee
[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

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
[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

[****]                                                             [****]

      19.4 Seller's right to liquidated damages under Articles 19.2 and 19.3 shall be conditioned upon Seller not being in material and unremediated breach of its obligations hereunder.

ARTICLE 20 - WAIVER

      20.1 A waiver of any of the terms or conditions hereof shall not be deemed a continuing waiver, but shall apply solely to the instance to which the waiver is directed.

ARTICLE 21 - DISPUTE RESOLUTION

      21.1 In the event that a party to this Agreement has reasonable grounds to believe that the other party hereto has failed to fulfill any obligation hereunder, or, that its expectation of receiving due performance under this Agreement may be impaired, such party shall promptly notify the other party in writing of the substance of its belief. The party receiving such notice must respond in writing within thirty (30) days of receipt of such notice and either provide evidence of cure of the condition specified, or provide an explanation of why it believes that its performance is in accordance with the terms and conditions of this Agreement, and also specify three (3) dates, all of which must be within thirty (30) days from the date of its response, for a meeting to resolve the dispute. The claiming party shall then select one (1) of the three
(3) dates, and a dispute resolution meeting shall be held. If the parties cannot, in good faith discussions, resolve their dispute, they shall be free to pursue the remedies allowed under the law without prejudice.

ARTICLE 22 - HEADINGS

      22.1 Any headings contained in this Agreement are used only as a matter of convenience and reference and are in no way intended to define, limit, expand or describe the scope of this Agreement.

ARTICLE 23 - NOTICES

      23.1 All notices, requests, demands, invoices, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second Day after mailing if mailed to the party to whom notice is to be given, by first class mail postage prepaid, and properly addressed as follows:

      Seller.                           Praxair, Inc.
                                        39 Old Ridgebury Road
                                        Danbury CT 06810
                                               Attention: Vice President,
                                               North American Industrial Gases

      Buyer.                            Republic Engineered Steel, LLC
                                        3770 Embassy Parkway
                                        Akron Ohio 44333-8367
                                               Attention: Commodity Manager
                                               Industrial Gases

      Either party may change its address for purposes of this paragraph by giving the other party notice of its new address in the manner set forth above.

ARTICLE 24 - CONFIDENTIALITY

      24.1 The terms and conditions of this Agreement shall be considered confidential, and each party shall use all reasonable efforts to ensure that such terms and conditions are not disclosed to any third parties, except as may be required by law.

ARTICLE 25 - ENTIRE AGREEMENT

      25.1 The entire agreement is contained herein. There are no other promises, representations or warranties affecting this Agreement, and any other or different terms and conditions appearing in any purchase orders issued or accepted hereunder shall be deemed null and void. Neither of the parties shall be bound by any terms, conditions, decisions, definitions, warranties or representations with respect to the subject matter hereof other than as expressly provided herein, or as duly set forth on or subsequent to the date hereof in writing duly signed by the parties to be bound thereby.

ARTICLE 26 - SEVERABILITY

      26.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and the parties agree to replace the invalid or unenforceable provision by a valid and enforceable provision which achieves as closely as possible the purpose intended by the invalid or unenforceable provision (as evidenced by the wording contained herein).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

REPUBLIC ENGINEERED PRODUCTS LLC.                  PRAXAIR, INC.
                                                   Submitted by: Linda Moore

Accepted by: /s/ JT Kuntz                          Accepted by: /s/ T.F. Trumpp
            ----------------------                              ----------------
Name: JT Kuntz                                     Name: Ted Trumpp

              (printed)                                         (printed)

Title: Vice President                              Title: Vice President

Date: 9-20-02                                      Date: 10/15/02

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                                   EXHIBIT A

[****]

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                           LEASE AGREEMENT - EXHIBIT A

[****]